EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-178003) of Parkway Properties, Inc.

(2)	Registration Statement (Form S-3 No. 333-178001) of Parkway Properties, Inc.

(3)	Registration Statement (Form S-3D No. 333-156051) of Parkway Properties, Inc.

(4)	Registration Statement (Form S-8 No. 333-100565) of Parkway Properties, Inc.

(5)	Registration Statement (Form S-8 No. 333-166922) of Parkway Properties, Inc.

(6)	Registration Statement (Form S-8 No. 333-134069) of Parkway Properties, Inc.

(7)	Registration Statement (Form S-8 No. 333-174300) of Parkway Properties, Inc.

of our reports dated June 6, 2013 with respect to the statement of revenues and certain expenses of Hearst Tower, Phoenix Tower, NASCAR Plaza, and Deerwood Portfolio included in this Current Report on Form 8-K of Parkway Properties, Inc. dated June 6, 2013.
/s/ Ernst & Young LLP

Houston, Texas
June 6, 2013